                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
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                           Per-Se Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(Per-Se Logo)

                                 April 28, 2004

Dear Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") to be held at 8:00 a.m. on Monday, June 7, 2004, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309.

     At the Annual Meeting, eight people will be elected to the Board of Directors. The Board of Directors recommends that you vote FOR the election of the eight nominees named in the Proxy Statement.

     Your vote is very important. Please vote by telephone, over the Internet or by completing and signing the proxy card and mailing it back even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Your prompt cooperation will be greatly appreciated.

                                     Sincerely,

                                     /s/ Philip M. Pead
                                     Philip M. Pead
                                     Chairman, President and Chief Executive
                                     Officer

Per-Se Technologies, Inc.   770/444-5300
2840 Mt. Wilkinson Parkway  877/73 Per-Se toll free
Atlanta, Georgia 30339      www.Per-Se.com

(Per-Se Logo)

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2004

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") will be held at 8:00 a.m. on Monday, June 7, 2004, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309:

          (1) To elect eight (8) directors; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on May 12, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Paul J. Quiner

                                          Paul J. Quiner
                                          Senior Vice President,
                                          General Counsel and Secretary

Atlanta, Georgia
April 28, 2004

     PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE REFER TO YOUR SPECIFIC VOTING INSTRUCTIONS ON THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2004

                              GENERAL INFORMATION

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Per-Se Technologies, Inc. (the "Company" or "Per-Se"), which has its principal executive offices at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339, for use at the Annual Meeting of Stockholders to be held at 8:00 a.m. on Monday, June 7, 2004, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, and any adjournment thereof. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about May 18, 2004.

     Only stockholders of record as of the close of business on May 12, 2004 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the date hereof, the Company had outstanding 31,620,591 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed.

     When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted according to the recommendation of the Board. The Board's recommendation is set forth in this Proxy Statement with the description of the matter to be voted on. In summary, the Board recommends a vote FOR each of the director nominees. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked, except that beneficial owners who hold their stock in street name cannot revoke their proxies in person at the meeting because the stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, such beneficial owners should contact their brokers or other agents before the Annual Meeting to determine whether they can do so.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Restated By-laws, as amended (the "By-laws") provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the affirmative vote of a majority of the votes cast by the stockholders of Common Stock present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

     Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please check your proxy or voting instructions card to see which specific voting methods are available to you. Voting instructions are included on the proxy or voting instructions card. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote and to allow stockholders to confirm that their instructions have been properly recorded.

     Most stockholders can elect to view proxy statements, annual reports and other stockholder communications over the Internet instead of receiving paper copies in the mail. Information about making that election is available by following the instructions on your proxy card, or by following the prompts if voting over the Internet or by telephone. Please consider making that election when voting your proxy.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board recommends the election of each of the nominees listed below for the office of director to hold office until the next Annual Meeting and until his successor is elected and qualified. All of such nominees are members of the present Board. Each of such nominees was elected by the stockholders at the last Annual Meeting, with the exception of Mr. Jeffrey W. Ubben, who was elected by the Board on May 14, 2003.

     The Board has no reason to believe that any of the director nominees will be unavailable for election as a director. If, however, at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than eight directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the Annual Meeting in person or by proxy. With respect to the election of directors, stockholders may:
(i) vote "for" all of the director nominees, (ii) "withhold" authority to vote for all of the nominees, or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
           STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES
                         NAMED IN THIS PROXY STATEMENT

                               BOARD OF DIRECTORS

DIRECTOR NOMINEES

     The Company currently has eight directors, each of whom holds office until the Annual Meeting of Stockholders and until his successor is elected and qualified. All eight of the Company's directors are standing for reelection at the Annual Meeting. Set forth below is the name of each nominee for election to the Board. Also set forth below as to each nominee is his age, the year in which he first became a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective nominees.

  STEPHEN A. GEORGE, M.D.
  Age 51
  Director since 2002

     Dr. George is the President of Medvice, Inc., a provider of advisory services and investment capital to healthcare and technology companies and has held that position since October 1998. He serves as Clinical Assistant Professor at the University of Washington in the Department of Health Services. Dr. George also held the positions of Chairman and Chief Executive Officer of NexCura, Inc. ("NexCura") from September 2000 through May 2002. NexCura is a software development, medical informatics and e-communications firm which serves the treatment decision support needs of patients suffering from chronic diseases. From June 1993 to July 1998, Dr. George held the positions of Chairman and Chief Executive Officer of First Physician Care, Inc., a privately held physician practice management company that he founded in 1993, which was sold to a publicly-held physician practice management company in 1998.

  DAVID R. HOLBROOKE, M.D.
  Age 63
  Director since 1994

     Dr. Holbrooke has been the President and Chief Executive Officer of Advocates Rx, Inc., a medical management and healthcare venture development company, since 1995. From 1983 to 1995, Dr. Holbrooke served as President and Chief Executive Officer of Holbrooke & Associates. Dr. Holbrooke has a 33-year history of entrepreneurship, management, medical practice, and new business development experience in the healthcare services industry. He currently is active as a board member and investor in several privately held healthcare companies.

  CRAIG MACNAB
  Age 48
  Director since 2002

     Mr. Macnab is the Chief Executive Officer of Commercial Net Lease Realty, Inc. (NYSE: NNN), an equity real estate investment trust ("REIT"). From April 2000 until March 2003, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation, an Atlanta-based REIT specializing in the development and management of retail shopping centers. From 1997 to 1999, Mr. Macnab was the President of Tandem Capital, a venture capital firm that provided growth capital, primarily mezzanine debt, to small public companies. Mr. Macnab's prior experience includes having been an investment banker for seven years at Lazard Freres & Co. in New York and six years at J.C. Bradford & Co., where he was co-head of the merger and acquisition department. Mr. Macnab also serves on the Board of Directors of Developers Diversified Realty Corporation, a self-administered and self-managed REIT operating as a fully integrated real estate company that acquires, develops, leases and manages shopping centers.

  DAVID E. MCDOWELL
  Age 61
  Director since 1996

     Mr. McDowell is the former Chairman and Chief Executive Officer of the Company. He served as Chairman of the Board from October 1996 to May 2003, and as Chief Executive Officer of the Company from October 1996 to July 1998. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as a Vice President and President of the National Services Division.

  PHILIP M. PEAD
  Age 51
  Director since 2000

     Mr. Pead is the Chairman, President and Chief Executive Officer of the Company. He has served as Chairman of the Board since May 2003, and as President and Chief Executive Officer of the Company since November 2000. From August 1999 to November 2000, Mr. Pead served as Executive Vice President and Chief Operating Officer of the Company. Mr. Pead joined the Company in April 1997 as a senior executive in the hospital software business and formed the Company's electronic transaction processing business segment in 1999. He served as the President of the hospital software business from May 1997 until August 1999. From May 1996 to April 1997, Mr. Pead was employed by Dun & Bradstreet Software as a senior executive with responsibility for international operations.

  JOHN C. POPE
  Age 54
  Director since 1997

     Mr. Pope has been Chairman of PFI Group, LLC, a private investment group, since July 1994. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a manufacturer of locomotives and locomotive components. Prior to joining MotivePower Industries, Inc., Mr. Pope served in various capacities with United Airlines and its parent, UAL Corporation, including as a Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer, and Executive Vice President, Marketing and Finance. Prior to that time, he served as Senior Vice President of Finance, Chief Financial Officer and Treasurer for American Airlines and its parent, AMR Corporation. He also serves on the Board of Directors of Air Canada, CNF, Inc., Dollar Thrifty Automotive Group Inc., Federal-Mogul Corporation, Kraft Foods, Inc., R.R. Donnelley & Sons Company and Waste Management, Inc., and is a member of the Board of Trustees of the John G. Shedd Aquarium in Chicago and Chairman of its Finance and Investment Committees. Mr. Pope will resign as a director of Air Canada and Federal-Mogul Corporation upon each such corporation emerging from reorganization proceedings, which is anticipated to occur for each corporation in the latter half of 2004.

  C. CHRISTOPHER TROWER
  Age 55
  Director since 1997

     Mr. Trower, a member of the Georgia and Kentucky bars, is engaged in the private practice of law. Since June 1997, he has been the owner of the Atlanta law firm of electriclaw.com. From 1988 to June 1997, Mr. Trower was a partner in the Atlanta law firm of Sutherland, Asbill & Brennan.

  JEFFREY W. UBBEN
  Age 42
  Director since 2003

     Mr. Ubben is a founder and Managing Partner of VA Partners, L.L.C., an investment partnership. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is also a member of the Board of Directors of Mentor Corporation and Martha Stewart Living Omnimedia, Inc., where he is currently Chairman of the Board.

INDEPENDENT DIRECTORS

     The Board consists of a substantial majority of independent directors, as independence is defined in National Association of Securities Dealers, Inc. ("NASD") Rule 4200(a)(15), the standard applicable to the Company as a Nasdaq-listed issuer. The directors that the Board has determined to be independent under NASD Rule 4200(a)(15) are Stephen A. George, M.D., David R. Holbrooke, M.D., Craig Macnab, John C.

Pope, C. Christopher Trower, and Jeffrey W. Ubben. The independent directors meet regularly in executive sessions at which only independent directors are present, in accordance with NASD Rule 4350(c)(2).

     In May 2003, in connection with Philip M. Pead's election as the Company's Chairman of the Board, the Board elected Mr. Pope as the Company's Lead Independent Director. The primary duties of the Lead Independent Director are to chair meetings of the independent directors, to consult with the Chairman of the Board regarding Board meeting agendas, schedules and information flow, to facilitate communications between the independent directors, the Chairman and management, and to be of counsel to the Chairman and Chief Executive Officer.

COMMITTEES OF THE BOARD

     The Board has established five standing committees: the Audit, Compensation, Compliance, Finance, and Governance Committees. The Audit, Compensation and Governance Committees consist entirely of independent directors as defined by NASD Rule 4200(a)(15). The Compliance and Finance Committees consist of a majority of independent directors. The members and the Chairman of each committee are nominated by the Governance Committee (which also serves as a nominating committee) and are elected by the Board. All of the committees report on their activities to the Board.

     The Audit Committee of the Board (the "Audit Committee") is composed of John C. Pope, Chairman, David R. Holbrooke, M.D., Craig Macnab and C. Christopher Trower, each of whom meets the requirements for audit committee membership set forth in NASD Rule 4350(d)(2), including the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Company believes that the Chairman of the Audit Committee, Mr. Pope, qualifies as an "audit committee financial expert" within the meaning of rules adopted by the Securities and Exchange Commission under Section 407 of the Sarbanes-Oxley Act of 2002. In addition, the Company believes that Mr. Pope's past experience and background, including his experience as a chief financial officer, results in his financial sophistication within the meaning of NASD Rule 4350(d)(2). The Audit Committee has direct responsibility for the appointment and discharge, determination of compensation and oversight of the Company's independent auditors, oversight of management's fulfillment of its financial reporting and disclosure responsibilities, and oversight of the Company's internal audit function. A copy of the Charter of the Audit Committee, which specifies the items enumerated in NASD Rule 4350(d)(1), is posted in the corporate governance area of the investors section of the Company's Internet website at www.per-se.com. The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis, in accordance with NASD Rule 4350(d)(1).

     The Compensation Committee of the Board (the "Compensation Committee") is composed of Jeffrey W. Ubben, Chairman, Stephen A. George, M.D., David R. Holbrooke, M.D., John C. Pope and C. Christopher Trower, each of whom is independent as defined by NASD Rule 4200(a)(15). The duties of the Compensation Committee include determining all compensation, allowances and benefits for officers of the Company. The Committee makes such determination with respect to the Chief Executive Officer of the Company at a meeting in executive session, at which only members of the Compensation Committee are present. A copy of the Charter of the Compensation Committee, which addresses such determinations, is posted in the corporate governance area of the investors section of the Company's Internet website at www.per-se.com. The Compensation Committee's policies applicable to compensation of the Company's executive officers during 2003 are described herein under the caption "Compensation Committee Report on Executive Compensation."

     The Compliance Committee of the Board (the "Compliance Committee") is composed of C. Christopher Trower, Chairman, Stephen A. George, M.D., and Philip
M. Pead. The Compliance Committee has oversight responsibility for the Company's compliance with laws, rules and regulations applicable to the conduct of its medical billing and collection activities, electronic claims processing activities, and other aspects of its business operations, including compliance with regulations issued under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The Compliance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Finance Committee of the Board (the "Finance Committee") is composed of Craig Macnab, Chairman, David E. McDowell, John C. Pope and C. Christopher Trower. The Finance Committee is responsible for providing advice, support and assistance to management with respect to the Company's strategic plans and financial objectives. The Finance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Governance Committee of the Board (the "Governance Committee") is composed of David R. Holbrooke, M.D., Chairman, Stephen A. George, M.D., Craig Macnab, John C. Pope, C. Christopher Trower and Jeffrey W. Ubben, each of whom is independent as defined by NASD Rule 4200(a)(15). The Governance Committee is responsible for reviewing and assessing the composition and performance of the Board and formulating policies with respect to corporate governance. The Governance Committee also serves as a nominating committee to select nominees for election to the Board, and will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified in the By-laws. A description of those procedures is included herein under the caption "Stockholder Nominees."

     Nominees for Board membership must have appropriate business background and industry, technical and/or functional expertise related to the Company's products and services, and must meet the requirements of applicable Securities and Exchange Commission and Nasdaq rules regarding director and committee member qualification. The Governance Committee has, however, refrained from establishing more specific standing requirements for Board membership because the specific skills and expertise required of Board members may vary from time to time, depending on the composition of the Board and an assessment of the needs of the Board and the Company at such time. The Governance Committee periodically examines the composition of the Board of Directors to determine whether the Board would better serve its purposes with the addition of one or more directors. If the Governance Committee determines that adding a new director is advisable, the Committee will initiate an appropriate search, working with other directors and management to identify qualified candidates. The Governance Committee identifies and evaluates all potential nominees for director, including any nominees that may be recommended by stockholders, on a case-by-case basis and it has not established any differences in the manner in which it evaluates nominees based on whether the nominee is recommended by a stockholder. Copies of the Charter of the Governance Committee and the Company's Corporate Governance Guidelines, which address the Governance Committee's director nominations function and related matters, are posted in the corporate governance area of the investors section of the Company's Internet website at www.per-se.com.

MEETINGS IN 2003; ATTENDANCE

     During 2003, the Board met ten (10) times, the Audit Committee met twelve
(12) times, the Compensation Committee met six (6) times, the Compliance Committee met six (6) times, the Finance Committee met five (5) times and the Governance Committee met five (5) times. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which he served. Each Board member is expected to attend the Annual Meetings of Stockholders of the Company, and all of the incumbent directors attended the Company's 2003 Annual Meeting of Stockholders.

NON-EMPLOYEE DIRECTORS' COMPENSATION

     The Company maintains a non-employee director compensation plan, which is intended to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer for Board membership in the amount of $16,000, and a fee in the amount of $1,000 for each Board meeting attended. In addition, the Lead Independent Director and the Board committee chairmen receive annual retainers, and the members of the committees including the committee chairmen receive fees for each committee meeting attended. The annual retainer for the Lead Independent Director is $32,000, the annual retainer for the Audit Committee chair is $4,000, the annual retainer for the Compensation Committee chair is $3,000, and the annual retainer for the other committee chairs is $2,000. The Audit Committee meeting fee is $2,000 per meeting attended, and the meeting fee for the other committees is $1,000 per meeting attended.

     The Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director's presence.

     Non-employee directors may elect to defer receipt and taxation of their cash fees and retainers by participating in the Company's Deferred Stock Unit Plan (the "Deferred Stock Unit Plan"), under which each non-employee director of the Company and certain selected key employees are permitted to defer cash compensation in the form of deferred "stock units," each of which is deemed to be equivalent to one share of Common Stock. At a designated future distribution date selected by the participant, the stock units accumulated in the participant's account under the Deferred Stock Unit Plan will be distributed in the form of Common Stock, and will be taxable to the participant at that time based on the fair market value of the Common Stock.

     As of April 28, 2004, the non-employee directors participating in the Deferred Stock Unit Plan and the total deferred stock units accumulated by each of them were as follows:

                                                                DEFERRED
NAME                                                           STOCK UNITS
----                                                           -----------
Stephen A. George, M.D. ....................................      2,333
Craig Macnab................................................      9,886
John C. Pope................................................     31,110
C. Christopher Trower.......................................     29,347

     The equity compensation under the non-employee director compensation plan consists of an initial grant of 10,000 stock options (upon first election or appointment to the Board) and an annual grant of 10,000 stock options for each year of service thereafter. Such options are granted under the Amended and Restated Per-Se Technologies, Inc. Non-Employee Director Stock Option Plan (the "Director Stock Option Plan").

             DIRECTOR AND EXECUTIVE OFFICER COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of April 28, 2004, by (i) each of the Company's directors, (ii) the Company's named executive officers (as defined herein under the caption "Certain Information Regarding Executive Officers -- Executive Compensation"), and (iii) such directors and all executive officers as a group.

                                                               BENEFICIAL    PERCENT
NAME                                                          OWNERSHIP(1)   OF CLASS
----                                                          ------------   --------
Stephen A. George, M.D. ....................................      32,333(2)       *
David R. Holbrooke, M.D. ...................................     157,163(3)       *
Craig Macnab................................................      39,886(4)       *
David E. McDowell...........................................   1,193,151(5)     3.8%
Philip M. Pead..............................................   1,082,535(6)     3.4%
John C. Pope................................................      98,107(7)       *
C. Christopher Trower.......................................      86,365(8)       *
Jeffrey W. Ubben............................................   5,382,240(9)    17.0%
Chris E. Perkins............................................     390,148(10)    1.2%
Frank B. Murphy.............................................     368,402(11)    1.2%
Philip J. Jordan............................................          --(12)      *
Paul J. Quiner..............................................     113,334(13)      *
All executive officers and directors as a group (12
  persons)..................................................   8,943,664       28.3%

---------------

  *  Beneficial ownership represents less than 1% of the outstanding Common
     Stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) Includes 30,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 2,333 deferred stock units credited under the Deferred Stock Unit Plan
 (3) Includes 500 shares held in a bank account for the benefit of Dr. Holbrooke's son. Also includes 56,663 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (4) Includes 30,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 9,886 deferred stock units credited under the Deferred Stock Unit Plan.
 (5) Includes 7,100 shares held in a trust for Mr. McDowell's son. Also includes 725,041 shares that are not currently outstanding, but which may be acquired under the Second Amended and Restated Per-Se Technologies, Inc. Stock Option Plan, as amended (the "Executive Stock Option Plan").
 (6) Includes 2,716 shares held by family members, for which Mr. Pead disclaims beneficial ownership. Also includes 955,000 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan, and 18,970 deferred stock units credited under the Deferred Stock Unit Plan.
 (7) Includes 55,331 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 31,110 deferred stock units credited under the Deferred Stock Unit Plan.

 (8) Includes 1,883 shares held by family members, for which Mr. Trower disclaims beneficial ownership. Also includes 54,665 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan, and 29,347 deferred stock units credited under the Deferred Stock Unit Plan.
 (9) Includes 10,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 5,372,240 shares beneficially owned by VA Partners, L.L.C. as general partner of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P., and as investment advisor of ValueAct Capital International, Ltd. Mr. Ubben is attributed beneficial ownership of these shares as a managing partner of VA Partners, L.L.C., but disclaims beneficial ownership except to the extent of his pecuniary interest in each fund.
(10) Includes 365,002 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan. Also includes 24,479 deferred stock units credited under the Deferred Stock Unit Plan.
(11) Includes 3,681 shares purchased under an employee stock purchase plan. Also includes 345,001 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan, and 8,719 deferred stock units credited under the Deferred Stock Unit Plan. Effective April 8, 2004, Mr. Murphy's employment agreement with the Company was amended and restated to provide that he will no longer serve an officer of the Company but will continue as an employee of the Company on a part-time basis. See "Employment Agreements."
(12) Mr. Jordan holds options to acquire 290,000 shares under the Executive Stock Option Plan; however, he is not yet deemed to be the beneficial owner of those shares, because he does not have the right to acquire any of those shares within sixty (60) days, since none of those options are scheduled to become vested and exercisable until August 2004. These stock options vest and become exercisable at the rate of twenty percent (20%) per year over a five-year period beginning on the date of grant, and are subject in all respects to the terms and conditions of the Executive Stock Option Plan, except that the provisions of Section 4(c) thereof, pursuant to which the unexercised portion of outstanding options become fully vested and immediately exercisable upon the occurrence of certain "Change of Control" events (as defined in the Executive Stock Option Plan), will not apply until Mr. Jordan's completion of two (2) years of service with the Company.
(13) Consists of 113,334 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                OWNED(1)     OF CLASS
----------------                                              ------------   --------
VA Partners, L.L.C., and affiliates(2)......................   5,372,240       17.0%
  One Maritime Plaza, Suite 1400, San Francisco, CA 94111
Basil P. Regan and Regan Partners, L.P.(3)..................   2,814,634        8.9%
  32 East 57th Street, 20th Floor, New York, NY 10022

---------------

(1) See Note (1) under "Director and Executive Officer Common Stock Ownership."
(2) The information shown is derived from a Schedule 13F-HR filed on February 12, 2004, by VA Partners, L.L.C. ("VA Partners"). Shares reported as being beneficially owned by VA Partners are also beneficially owned in whole or in part by its affiliates ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., ValueAct Capital International, Ltd., Jeffrey W. Ubben, George F. Hamel, Jr., and Peter H. Kamin.
(3) The information shown is derived from a Schedule 13D filed on April 8, 2004, by Basil P. Regan.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2003 (collectively, the "named executive officers") for 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                 -----------------------------------------   -----------------------------
                                                                OTHER                           SECURITIES
NAME AND PRINCIPAL                                             ANNUAL        RESTRICTED STOCK   UNDERLYING      ALL OTHER
POSITIONS                 YEAR    SALARY        BONUS      COMPENSATION(1)      AWARDS(2)        OPTIONS     COMPENSATION(3)
------------------        ----   --------    -----------   ---------------   ----------------   ----------   ---------------
Philip M. Pead..........  2003   $365,385     $108,000              --                 --             --         $13,896
Chairman, President and   2002    353,077      176,539              --           $109,663             --          12,870
Chief Executive Officer   2001    310,000      219,325              --                 --        875,000          12,065

Chris E. Perkins........  2003    250,000      222,000(4)                          14,375             --          15,749
Executive Vice President  2002    250,000      115,000          37,599             70,097             --          14,592
and Chief Financial
Officer                   2001    243,846      140,194              --                 --        375,000          10,639

Frank B. Murphy(5)......  2003    250,000       13,500              --                 --             --           6,514
President of the
Company's                 2002    250,000      106,600              --             21,308             --           5,770
Physician Services
Division                  2001    225,962      170,465              --                 --        275,000           5,370

Philip J. Jordan........  2003    102,981(6)    82,385(7)      119,014                 --        290,000           1,620
President of the
Company's                 2002         --           --              --                 --             --              --
Hospital Services
Division                  2001         --           --              --                 --             --              --

Paul J. Quiner..........  2003    205,000       65,600              --                 --             --           5,415
Senior Vice President     2002    194,038       58,093              --                 --         25,000           5,797
and General Counsel       2001    103,729       44,033              --                 --        100,000           5,264

---------------
(1) In accordance with rules of the Securities and Exchange Commission, amounts of perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the named executive officer's total annual salary and bonus have been omitted. The amount shown for Mr. Perkins for 2002 includes reimbursement of $12,610 for an apartment maintained until October 2002 near the Company's headquarters, and $13,086 for automobile expenses. The amount shown for Mr. Jordan reflects a payment made to assist Mr. Jordan in relocating himself and his family from London, England to Atlanta, Georgia.

(2) Represents enhancement bonuses paid in the form of unvested deferred stock units (restricted stock equivalents) granted under the Deferred Stock Unit Plan, which vest at the rate of 20% each year over a period of five years. Any dividend equivalents paid on such units would be converted to additional deferred stock units that vest on the same schedule as the units with respect to which they were granted. As of December 31, 2003, the aggregate unvested deferred stock units held by each of the named executive officers was as follows: 7,179 units valued at $109,842 for Mr. Pead; 6,380 units valued at $97,608 for Mr. Perkins; and 1,395 units valued at $21,343 for Mr. Murphy. No units were held by Mr. Jordan or Mr. Quiner.

(3) Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, and life, dental, medical, vision and/or short-term disability insurance premiums. Company contributions under the 401(k) plan for the 2003 fiscal year were $6,000 for each of Messrs. Pead, Perkins and Murphy. No such contributions were made to Mr. Jordan or Mr. Quiner. The amount of life, dental, medical, vision and/or short-term disability insurance premiums paid for each of the named executive officers for the 2003 fiscal year was as follows: $7,896 for Mr. Pead, $9,749 for Mr. Perkins, $514 for Mr. Murphy, $1,620 for Mr. Jordan and $5,415 for Mr. Quiner.

(4) Includes a $150,000 payment made in satisfaction of an outstanding signing compensation obligation under Mr. Perkins' employment agreement.

(5) Effective April 8, 2004, Mr. Murphy's employment agreement with the Company was amended and restated to provide that he will no longer serve an officer of the Company but will continue as an employee of the Company on a part-time basis. See "Employment Agreements."

(6) Reflects salary payments commencing as of the date of Mr. Jordan's employment by the Company in July 2003. Mr. Jordan's base salary is $225,000 per year.

(7) Reflects non-discretionary 2003 incentive compensation paid to Mr. Jordan pursuant to the terms of his employment agreement.

STOCK OPTION GRANTS

     None of the named executive officers were granted any stock options during 2003, except Philip J. Jordan, in connection with his employment as the President of the Company's Hospital Services Division. The following table sets forth information with respect to the stock options granted to Mr. Jordan during 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                ---------------------------------------------------
                                              PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF       TOTAL                                    ASSUMED ANNUAL RATES OF
                                SECURITIES     OPTIONS                                STOCK PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO     EXERCISE                        OPTION TERM(2)
                                 OPTIONS     EMPLOYEES IN   PRICE (PER   EXPIRATION   -----------------------------
NAME                             GRANTED         2003       SHARE)(1)       DATE           5%              10%
----                            ----------   ------------   ----------   ----------   -------------   -------------
Philip J. Jordan..............   290,000         42.3%        $13.51      8/07/14      $2,783,039      $7,260,325

---------------
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 11 years, or earlier than six months, after the original date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 2003. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2003. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2003.

         AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF                        OPTIONS AT               IN-THE-MONEY OPTIONS
                          COMMON SHARES                   DECEMBER 31, 2003           AT DECEMBER 31, 2003
                           ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                        EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -------------   --------   -----------   -------------   -----------   -------------
Philip M. Pead..........        --            --       780,001        524,997      $5,741,027     $4,489,249
Chris E. Perkins........        --            --       276,670        198,330       2,511,639      1,712,586
Frank B. Murphy.........        --            --       290,002        164,997       2,467,766      1,410,889
Philip J. Jordan........        --            --            --        290,000              --        519,390
Paul J. Quiner..........        --            --        75,001         49,999         670,899        394,676

                             EMPLOYMENT AGREEMENTS

     In November 2000, in connection with his promotion to President and Chief Executive Officer of the Company, the Company and Philip M. Pead entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Pead will be paid a base salary of $310,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 100% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Pead's employment other than for cause or by Mr. Pead for "good reason," Mr. Pead is entitled to severance consideration equal to two years of salary continuation at his then current salary level, but without the right to receive any incentive bonus payments, and two years of health and welfare benefits continuation. In the event Mr. Pead's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. In all such events of termination, Mr. Pead is entitled to a tax equalization payment with respect to any tax that may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company also agreed to loan Mr. Pead the amount of $250,000 to purchase shares of Common Stock, and Mr. Pead used that amount in November 2000 to purchase an aggregate of 74,000 shares of Common Stock. The loan is evidenced by a promissory note executed by Mr. Pead and secured by those shares. Its terms are described herein under the caption "Certain Relationships and Related Transactions." In May 2003, in connection with Mr. Pead's election as Chairman of the Board, the employment agreement was amended to extend its term for three years, to increase his base salary to $375,000, and to provide that he is eligible for a bonus payment of up to 130% of his base salary. In December 2003, as a result of the Board's evaluation of Mr. Pead's performance during 2003 and a review by the Compensation Committee of his compensation, Mr. Pead's base salary was increased to $425,000, effective as of January 1, 2004.

     In April 2000, the Company and Chris E. Perkins, then the Senior Vice President, Corporate Development of the Company, entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Perkins will be paid a base salary of $230,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Perkins' employment other than for cause or by Mr. Perkins for "good reason," Mr. Perkins is entitled to elect severance consideration equal to the greater of two years of salary or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments, plus benefit continuation for the lesser of eighteen months and the number of months remaining in the initial term of the agreement. In the event Mr. Perkins' employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. Mr. Perkins also received options to purchase up to 100,000 shares of Common Stock, and a commitment from the Company to provide $150,000 to Mr. Perkins as signing compensation to be earned upon the completion of two years of service with the Company. In February 2001, in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company, the employment agreement was amended to increase Mr. Perkins' base salary to $250,000, and to provide for Mr. Perkins to receive options to purchase an additional 100,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial three-year term for successive one-year terms. The current term of the agreement extends to April 2, 2005. Beginning with the Company's 2003 incentive compensation plan, Mr. Perkins is eligible for a bonus payment of up to 100% of his base salary. His base salary beginning effective January 1, 2004, is $300,000 per year.

     In June 1998, the Company and Frank B. Murphy, then the Senior Vice President -- Physician Management of the Company and more recently the President of the Company's Physician Services Division, entered into a two-year employment agreement, which has continued in effect beyond the initial two-year term for successive one-year terms, and was amended and restated effective April 8, 2004, as described below. The original agreement provided that Mr. Murphy would be paid a base salary of $180,000 per year (subject to adjustments by any increases given in the normal course of business), and that he would be eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Under the terms of the original agreement, upon early termination of his employment other than for cause or for "good reason," Mr. Murphy would have been entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve months, and he would have also been entitled to continuation of certain health and welfare benefits. In the event Mr. Murphy's employment had terminated in connection with a change in control of the Company, he would have been entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever was greater.

     Effective April 8, 2004 Mr. Murphy's employment agreement with the Company was amended and restated to provide that he will no longer serve an officer of the Company but will continue as an employee of the Company on a part-time basis, providing advice and counsel with respect to pending and potential litigation that relates to matters that were within the scope of his former position as President of the Company's Physician Services Division. The agreement, as amended and restated, provides for an annual salary of $12,000, and is terminable at will by either party at any time, upon ten days' prior notice to the other party. Under the terms of the amended agreement, Mr. Murphy is not entitled to incentive compensation, nor is he entitled to severance benefits or any continuation of health and welfare benefits upon termination of his employment for any reason.

     In July 2003, the Company and Philip J. Jordan, a Senior Vice President of the Company and President of the Company's Hospital Services Division, entered into a one-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Jordan will be paid a base salary of $225,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board; provided, however, that his incentive compensation for 2003 is not discretionary but is instead payable pro-rated based on the number of months he is employed by the Company during 2003. Upon early termination of Mr. Jordan's employment other than for cause or by Mr. Jordan for "good reason," Mr. Jordan is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Jordan's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Jordan also received options to purchase up to 290,000 shares of Common Stock.

     In May 2001, the Company and Paul J. Quiner, the Senior Vice President and General Counsel of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Quiner will be paid a base salary of $190,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 60% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Quiner's employment other than for cause or by Mr. Quiner for "good reason," Mr. Quiner is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Quiner's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Quiner also received options to purchase up to 100,000 shares of Common Stock As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to May 31, 2005. Beginning with the Company's 2003 incentive compensation plan, Mr. Quiner is eligible for a bonus payment of up to 80% of his base salary. His base salary beginning effective January 1, 2004, is $225,000 per year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is certain information as of December 31, 2003, regarding an outstanding loan made in November 2000 pursuant to the employment agreement between the Company and Philip M. Pead.

                                                     LARGEST AGGREGATE AMOUNT   BALANCE AS
NAME AND POSITION          NATURE OF INDEBTEDNESS      OUTSTANDING IN 2003      OF 12/31/03   INTEREST
-----------------         ------------------------   ------------------------   -----------   --------
Philip M. Pead,
  Chairman, President
  and Chief Executive
  Officer...............  Common Stock purchase(1)           $250,000            $250,000       (2)

---------------

(1) The loan is secured by an aggregate of 74,000 shares of Common Stock, and is payable in full upon the earlier to occur of the termination of Mr. Pead's employment or the sale of all or any part of those shares.

(2) The terms of the loan provide that any overdue payment shall bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms do not otherwise require the payment of interest.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form, except that the report on Form 3 relating to Philip J. Jordan's appointment as President of the Company's Hospital Services Division was inadvertently filed late.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee, which is composed of Jeffrey W. Ubben, Chairman, Stephen
A. George, M.D., David R. Holbrooke, M.D., John C. Pope, and C. Christopher Trower. Each member of the Compensation Committee is an independent director, as independence is defined in NASD Rule 4200(a)(15), and is an "outside director" as provided for in Section 162(m) of the Code. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As of the date hereof, the Compensation Committee consists of the five independent directors whose names appear below. The Compensation Committee's policies applicable to compensation of the Company's executive officers (including the named executive officers) during 2003 are described below.

     Compensation Components and Philosophy. The components of the Company's executive compensation program consist of base salaries, benefits and perquisites, cash bonuses, stock options, and other long-term incentives. The Company's compensation program is structured and administered to support the Company's business mission, which is to enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare, and in so doing to generate favorable returns for its stockholders. The program is designed to provide total compensation that represents competitive compensation for the Company's executive officers, including incentive compensation and other long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long term.

     Base Salary. Each executive officer's base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer's and the Compensation Committee's perceptions of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability, and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in evaluating base salary include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive's division or group in relation to established operating budgets, and the Company's guidelines for salary increases for non-executive employees determined during the Company's annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Cash Bonus Awards. Each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company's preparation of its annual operating budget for such year. The amounts of such awards are based on the performance of the Company, the performance of the business units reporting to the executive, and the performance of the executive, measured in each case against attainment of established objectives.

     Stock Option Awards. The Company maintains stock option plans that are designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three to five year period and remain outstanding for ten to eleven years.

     In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company's consolidated profitability for the year, the Company's growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, the amount and terms of options already held by the executive, and the compensation practices of the Company's competitors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation's chief executive officer or to the four other most highly compensated executive officers. The Company's compensation plans permit the grant of stock options and other awards that are fully deductible under Section 162(m). It is the Compensation Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent. No executive of the Company received compensation in 2003 that was subject to the Section 162(m) limitation.

     Chief Executive Officer Compensation. Mr. Pead's compensation is paid in accordance with the terms of his employment agreement, the terms of which are described elsewhere in this Proxy Statement. Mr. Pead's 2003 base salary (which reflects adjustments for increases given in the normal course of business) was $375,000. In December 2003, as a result of the Board's evaluation of Mr. Pead's performance during 2003 and a review by the Compensation Committee of Mr. Pead's compensation, the Compensation Committee approved an increase of Mr. Pead's base salary to $425,000, effective as of January 1, 2004. The Compensation Committee has also awarded Mr. Pead an annual cash bonus for 2003 in the amount of $108,000, in recognition of his continuing contributions toward attainment of the Company's financial and strategic objectives.

     Stock Ownership Guidelines. In 2001, the Board adopted stock ownership guidelines for directors and certain key executive officers. The stock ownership guidelines reflect the Company's view that the best way to reinforce the link between the interests of the directors and executive officers, on the one hand, and the interests of the stockholders, on the other, is for the directors and executives to own significant amounts of the Company's Common Stock. It is expected that the Company's directors and executives will demonstrate their confidence in the Company's future by increasing ownership of the Common Stock in accordance with these guidelines. The target ownership levels are as follows:

Directors:                          5x annual retainer
Chief Executive Officer:            5x base salary
CFO and Division Presidents:        2x base salary

     For example, if an executive has a base salary of $200,000, and the target ownership level is 2x base salary, then the value of the Common Stock owned by that executive should be $400,000. The target ownership levels are generally intended to be achieved by 2006. (Mr. Jordan has until July 2008, i.e., five years from the date he was hired, to achieve such ownership levels.) The shares owned at that time will be valued for compliance purposes at their then-fair market value (rather than historical cost or investment). The then-applicable target stock ownership levels will, likewise, be based on compensation in effect in 2006 (therefore, if compensation increases, the target ownership levels will also increase). Shares that count toward reaching target ownership levels include stock owned outright, vested shares in qualified benefit plans (e.g., a 401(k) or employee stock purchase plan), and vested stock units in the Deferred Stock Unit Plan. Unexercised stock options will not be counted toward target stock ownership. Progress toward compliance with the target stock ownership levels will be monitored quarterly by the Compensation Committee.

                                          COMPENSATION COMMITTEE
                                          Jeffrey W. Ubben, Chairman
                                          Stephen A. George, M.D.
                                          David R. Holbrooke, M.D.
                                          John C. Pope
                                          C. Christopher Trower

April 28, 2004

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return on the Common Stock compared to the return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite") and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on December 31, 1998 in the Common Stock, the Nasdaq Composite and the Company's peer group indices. The Company's current peer group index consists of the following companies: MedQuist Inc., NCO Group, Inc., NDCHealth Corporation, ProxyMed, Inc. and WebMD Corporation (the "2004 Peer Group"). The Company's former peer group index consists of the following companies: Cerner Corporation, IDX Systems Corporation, Eclipsys Corporation, NDCHealth Corporation, and WebMD Corporation (the "2003 Peer Group"). In revising the Company's former peer group index, management of the Company took into consideration a number of factors, including the divestitures of the Company's Patient1(R) clinical software product line and Business1(R) patient financial management software product line, a reevaluation of the business activities of companies in the former peer group, and an evaluation of the mix of business activities of other companies that provide solutions to physicians and hospitals, and selected a group of companies that management believes best reflects the Company's business.

                              (Performance Graph)

--------------------------------------------------------------------------------------------------
                       12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/29/2002   12/31/2003
--------------------------------------------------------------------------------------------------
 Per-Se
  Technologies, Inc.      100           85           35          109           91          155
 2004 Peer Group
  Index                   100           92           29           32           28           31
 2003 Peer Group
  Index                   100           91           41           34           30           36
 NASDAQ Composite         100          185          112           89           61           92

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

     As of the date hereof, the Audit Committee consists of the four independent directors whose names appear below. Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee those processes.

     It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee do not represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing.

     As part of its oversight of the Company's financial statements, the Audit Committee meets and holds discussions with management and the Company's independent auditors. Management has represented to the Audit Committee that the Company's consolidated financial statements will be prepared in accordance with generally accepted accounting principles, and the Audit Committee will review and discuss the consolidated financial statements with management and the independent auditors. The Audit Committee also will discuss with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors will also provide to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee will discuss with the independent auditors that firm's independence.

     Based on the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, and without any independent verification, the Audit Committee expects to recommend to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          John C. Pope, Chairman
                                          David R. Holbrooke, M.D.
                                          Craig Macnab
                                          C. Christopher Trower

April 28, 2004

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young") to serve as the Company's principal independent auditors. Ernst & Young has served in that capacity since June 14, 2001. One or more representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                                 AUDITORS' FEES

     The following table sets forth the aggregate fees billed by Ernst & Young to the Company for professional services rendered as of or for the fiscal years ended December 31, 2002 and 2003:

                                                              % OF                 % OF
                  FEE CATEGORY                       2002     TOTAL      2003      TOTAL
                  ------------                     --------   -----   ----------   -----
Audit Fees.......................................  $567,800   61.1%   $1,074,132   67.2%
Audit-Related Fees...............................    76,682    8.3%       24,370    1.5%
Tax Fees.........................................   285,000   30.6%      453,000   28.4%
All Other Fees...................................        --     --        45,664    2.9%
Total Fees.......................................   929,482    100%    1,597,166    100%
                                                   ========           ==========

     "Audit Fees" for the fiscal years ended December 31, 2002 and 2003 were for professional services rendered for the audits of the Company's consolidated financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, consents required in connection with registration statements and other assistance normally provided by auditors in connection with statutory and regulatory filings or engagements. "Audit Fees" for the fiscal year ended December 31, 2003 included $435,000 for additional procedures performed in connection with allegations of improprieties made in 2003.

     "Audit-Related Fees" as of the fiscal years ended December 31, 2002 and 2003 were for assurance and related services that were reasonably related to the performance of the audit or review of the Company's consolidated financial statements, including contract reviews and consultation on compliance with new accounting standards.

     "Tax Fees" as of the fiscal years ended December 31, 2002 and 2003 were for traditional tax compliance services and an examination of state and local tax apportionment, and, as of the fiscal year ended December 31, 2003, for tax services related to the sale of the Company's Patient(R) clinical software product line. Fees for traditional tax compliance services as of the fiscal year ended December 31, 2002, were $245,000, or 86% of the total Tax Fees as of that year. Fees for traditional tax compliance services as of the fiscal year ended December 31, 2003, were $420,000, or 93% of the total Tax Fees as of that year.

     "All Other Fees" as of the fiscal year ended December 31, 2003 were for services rendered as an independent review organization to assist in assessing the adequacy of the Company's billing and compliance practices.

     None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under the Securities and Exchange Commission's Regulation S-X.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services, in order to assure that such services do not impair the auditors' independence. The Audit Committee has established pre-approval policies and procedures that are detailed as to the particular services that may be performed and under which the Audit Committee is informed of each service, and such policies and procedures do not allow delegation of any Audit Committee responsibilities to the Company's management.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Stockholders held on May 8, 2003, will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                              STOCKHOLDER NOMINEES

     No candidates were recommended by stockholders for election to the Board at the 2004 Annual Meeting of Stockholders. If a stockholder wishes to recommend a candidate for election to the Board at the next Annual Meeting of Stockholders, such recommendation must be submitted in writing in accordance with the following requirements and procedures.

     Advance Notice Procedures. Under the By-laws, nominations of persons for election to the Board may be made at a meeting of stockholders by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures described herein. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company, in the case of an annual meeting of stockholders, not later than the 120th calendar day before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then notice by the stockholder must be received not later than (i) the close of business on the 15th day following the day on which the Company's notice of the date of the annual meeting was mailed or the Company's public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the Company's notice of the date of the special meeting was mailed or the Company's public disclosure of the date of the special meeting was made, whichever first occurs; or (ii) such other reasonable time before the Company begins to print and mail its proxy materials for the meeting as the Company may publicly disclose. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Stockholder Nominees for the 2005 Annual Meeting. Stockholders interested in recommending a candidate for election to the Board at the 2005 Annual Meeting of Stockholders may do so by following the procedures described above. To be timely, notice of such recommendation must be received by the Company's Secretary no later than December 29, 2004.

                             STOCKHOLDER PROPOSALS

     No stockholder proposals were received for inclusion in this Proxy Statement. If a stockholder wishes to present a proposal to be included in the proxy statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing in accordance with the following requirements and procedures.

     Advance Notice Procedures. Under the By-laws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not later than the 120th calendar day before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then notice by the stockholder must be received not later than (i) the close of business on the 15th day following the day on which the Company's notice of the date of the annual meeting was mailed or the Company's public disclosure of the date of the annual meeting was made, whichever first occurs; or (ii) such other reasonable time before the Company begins to print and mail its proxy materials for the meeting as the Company may publicly disclose. A stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Stockholder Proposals for the 2005 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2005 Annual Meeting of Stockholders may do so by following the procedures described above, and those prescribed by the Securities and Exchange Commission in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such stockholder proposals must be received by the Company's Secretary no later than December 29, 2004.

                   STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     Stockholders interested in sending communications to the Board should send such communications to the Board c/o the Chairman, Philip M. Pead, and the Lead Independent Director, John C. Pope, at the principal executive offices of the Company at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339. Upon receipt, the Chairman and the Lead Independent Director, in consultation with the Company's General Counsel, will determine which of such communications should appropriately be relayed to Board members, and to what Board members/Committees such relayed communications will be directed.

                                 ANNUAL REPORTS

     The Company's annual report to stockholders for the year ended December 31, 2003, which includes the Company's Annual Report on Form 10-K, accompanies this Proxy Statement. The Company's Annual Report on Form 10-K includes audited consolidated financial statements and a financial statement schedule, as filed with the Securities and Exchange Commission, except various exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of those materials should be mailed to:
Per-Se Technologies, Inc., 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339,
Attention: Michele L. Howard, Vice President, Investor Relations and Corporate Communications.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          /s/ Paul J. Quiner
                                          PAUL J. QUINER
                                          Senior Vice President,
                                          General Counsel and
                                          Secretary

April 28, 2004

PROXY
PER-SE TECHNOLOGIES, INC.


               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2004

         The undersigned hereby appoints PHILIP M. PEAD and CHRIS E. PERKINS and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 8:00 a.m. on Monday, June 7, 2004, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

ELECTION OF DIRECTORS


1.   Directors recommend a vote FOR election of the following eight (8) nominees:
     01 -- Stephen A. George, M.D.                                              [ ]  FOR ALL NOMINEES
     02 -- David R. Holbrooke, M.D.
     03 -- Craig Macnab                                                         [ ]  WITHHOLD ALL NOMINEES
     04 -- David E. McDowell
     05 -- Philip M. Pead                                                       [ ]  WITHHOLD AUTHORITY TO VOTE
     06 -- John C. Pope                                                         FOR AN INDIVIDUAL NOMINEE. WRITE
     07 -- C. Christopher Trower                                                NUMBER(S) OF NOMINEE(S) BELOW:
     08 - Jeffrey W. Ubben

                                                                                -------------------------------------------------
                                                                                Use Number(s) Only

                (Continued, and to be signed, on the other side)

                          (Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                                     Date:                               , 2004
                                          ------------------------------


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                                     Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 7, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.